UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2018

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, CA 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2018 (the “Effective Date”), LiveXLive Media, Inc. (the “Company”) appointed Michael Zemetra to serve as the Chief Financial Officer and Executive Vice President of the Company and Chief Financial Officer and Secretary of Slacker, Inc. (“Slacker”), the Company’s wholly owned subsidiary. Mr. Zemetra shall also assume the role of Principal Accounting Officer of the Company.

On the Effective Date, Mr. Zemetra succeeded Jerome N. Gold, former Chief Financial Officer and Executive Vice President of the Company and Chief Financial Officer and Secretary of Slacker. Mr. Gold was subsequently appointed as the Company’s Chief Strategy Officer and, among other things, will work with Mr. Zemetra to ensure a seamless transition. Effective April 16, 2018, the Company’s Board of Directors (the “Board”) elected Mr. Gold as a director of the Company. Mr. Gold is not expected to be appointed to any committees of the Board.

Mr. Zemetra― Mr. Zemetra, age 47, is a seasoned executive with extensive financial and operational experience in building, managing and scaling large global organizations, systems and operations. Mr. Zemetra has built and led financial organizations across multi-billion-dollar technology, media, ecommerce, entertainment, retail and telecommunications companies. Prior to his appointment as the Company’s Chief Financial Officer and Executive Vice President, Mr. Zemetra served as the Divisional Chief Financial Officer for the business cloud division of j2 Global (NASDAQ: JCOM) since March 2018. From June 2013 to August 2016, Mr. Zemetra served as the Chief Financial Officer and Chief Accounting Officer for the in-flight entertainment services company, Global Eagle Entertainment (NASDAQ: ENT), and from May 2008 to June 2013, as Senior Vice President and Chief Accounting Officer for digital content and media company, Demand Media, Inc. (now Leaf Group, NASDAQ: LFGR). Mr. Zemetra holds a Masters in Accounting from the University of Southern California, a Bachelor of Arts in Business-Economics from the University of California, Riverside and his CPA from the State of California.

In connection with his appointment, the Company entered into an employment agreement with Mr. Zemetra, the terms of which are summarized below. There is no arrangement or understanding between Mr. Zemetra and any other persons pursuant to which Mr. Zemetra was appointed to his positions. There are no family relationships between Mr. Zemetra and any of the Company’s officers or directors.  Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Zemetra has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Gold― Mr. Gold’s business experience is described in the Company’s Registration Statement on Form S-1, Amendment No. 5 (the “Form S-1”), filed with the U.S. Securities and Exchange Commission on December 15, 2017. Mr. Gold’s compensation in connection with his election as a director of the Company has not yet been determined. The Board may award to Mr. Gold such cash and/or equity incentive compensation in the future as it determines to be appropriate for the services that Mr. Gold is providing to the Company as a member of the Board. In his role as the Company’s Chief Strategy Officer, Mr. Gold continues to provide services to the Company pursuant to his Amended and Restated Employment Agreement, dated as of September 1, 2017, as amended on December 15, 2017.

Other than as set forth above, there is no arrangement or understanding between Mr. Gold and any other persons pursuant to which Mr. Gold was elected as a director of the Company. There are no family relationships between Mr. Gold and any of the Company’s officers and directors. Other than as set forth herein and summarized in greater detail in the Form S-1, there are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Gold has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

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Mr. Zemetra’s Employment Agreement

In connection with Mr. Zemetra’s appointment as the Company’s Chief Financial Officer and Executive Vice President, on the Effective Date, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Zemetra for a term of two years (the “Term”) at an annual salary of $275,000. Mr. Zemetra is also eligible to earn an annual fiscal year cash performance bonus for each whole or partial fiscal year of his employment period with the Company in accordance with the Company’s annual bonus plan applicable to the Company’s senior executive. Mr. Zemetra’s “target” performance bonus shall be 100% of his average annualized base salary during the fiscal year for which the performance bonus is earned. Mr. Zemetra was also granted options to purchase 250,000 shares of the Company’s common stock at a price of $3.83 per share (the “Options”) and 250,000 restricted stock units (the “RSUs”). The Options and the RSUs were granted pursuant to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The Options shall have a term of 10 years from the date of grant. 1/8th of the Options shall vest every three months following the Effective Date during the Term, provided, that on each such vesting date Mr. Zemetra is employed by the Company and subject to the other provisions of his Employment Agreement. 156,250 of the RSUs (the “First RSUs Tranche”) shall vest on June 30, 2019 (the “Initial Vesting Date”) and the remainder of 93,750 of the RSUs (the “Second RSUs Tranche”) shall vest upon each of the first three quarterly anniversaries of the Initial Vesting Date with the last third vesting date being the two-year anniversary of the Effective Date(each, a “Subsequent Vesting Date”, subject to Mr. Zemetra’s continued employment with the Company through the applicable vesting date. Each vested RSU shall be settled by delivery to Mr. Zemetra of one share of the Company’s common stock on the first to occur of: (i) the date of a Change of Control, (ii) the date that is ten business days following the expiration of the Lock-up Period (as defined below), (iii) the date of Mr. Zemetra’s death, provided such event occurs after the expiration of the Lock-up Period, and (iv) the date of Mr. Zemetra’s Disability (as defined in the Employment Agreement), provided such event occurs after the expiration of the Lock-up Period (in any case, the “Settlement Date”). In the event of a “Change of Control” (as defined in the Employment Agreement) any unvested portion of the Options and the RSUs shall vest immediately prior to such event. Each RSU grant will be evidenced by an award agreement that shall specify such other terms and conditions as the Board, in its sole discretion, will determine in accordance with the terms and conditions of the 2016 Plan, including all terms, conditions and restrictions related to the grant and the form of payout, which, subject to the 2016 Plan, may be left to the discretion of the Board. “Lock-up Period” means (i) with respect to the First RSUs Tranche, the period ending on June 30, 2019, and (ii) with respect to the Second RSUs Tranche, the period ending on the earlier of: (x) one year after the Subsequent Vesting Date applicable to the Second RSUs Tranche, or (y) the second anniversary of the Effective Date. During the Lock-up Period, Mr. Zemetra agreed not to dispose or transfer any shares of the Company’s common stock underlying the Options and RSUs, if any, subject to certain standard exceptions.

If Mr. Zemetra’s employment is terminated by the Company without “Cause” or by Mr. Zemetra for “Good Reason” (each as defined in the Employment Agreement, subject to the Company’s right to cure), he will be entitled to termination benefits, pursuant to which (i) the Company will be obligated to pay Mr. Zemetra certain accrued obligations, any unpaid Prior Year Bonus and any Pro Rata Bonus (each as defined in the Employment Agreement); and (ii) if such termination occurs after the first six months from the Effective Date, (x) the Company will be obligated to continue to pay Mr. Zemetra his base salary and Pro Rata Bonus for a period from the termination date through the lesser of 6 months or the period through and inclusive of the last day of the Term, (y)50% of the unvested Options and other equity awards (other than RSUs) shall automatically accelerate and become vested and exercisable for a period of 6 months from the termination date or the date the award first becomes vested and exercisable, but in all events no later than the applicable term for each such award; and (z) (A) 1/8th of the RSUs shall automatically vest upon each quarterly anniversary of the Effective Date occurring during the period from the Effective Date through the termination date, and (B) 50% of the remaining unvested RSUs shall automatically and immediately become vested, as of the termination date, and such vested RSUs shall be settled as set forth in the Employment Agreement, and all restrictions on such equity awards shall automatically and immediately lapse. The Employment Agreement contains covenants for the benefit of the Company relating to non-interference with the Company’s business after termination of employment and protection of the Company’s confidential information, certain customary representations and warranties and standard Company indemnification obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The shares of the Company’s common stock underlying the Options and the RSUs, if any, will be issued in a private placement that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder.

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Item 7.01	Regulation FD Disclosure.

On April 17, 2018, the Company issued a press release announcing the appointment of Mr. Zemetra as the Chief Financial Officer and Executive Vice President, Mr. Gold’s transition to Chief Strategy Officer and his election as a director of the Company. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1*	Employment Agreement, dated as of April 13, 2018, between the Company and Michael Zemetra.
99.1**	Press release, dated April 17, 2018.

  * Filed herewith.

** Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

	By:	/s/ Robert S. Ellin
Dated: April 19, 2018	Name:	Robert S. Ellin
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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